EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
PRA Professional Liability Group, Inc. (Delaware)
ProAssurance Indemnity Company, Inc. (Alabama)
ProAssurance Casualty Company (Michigan)
ProAssurance Specialty Insurance Company, Inc. (Alabama)
ProAssurance General Insurance Company, Ltd. (Bermuda)
Podiatry Insurance Company of America (Illinois)
PICA Management Resources, Inc. (Tennessee)
PICA Group Services, Inc. (Tennessee)
PACO Assurance Company, Inc. (Illinois)
ProAssurance Mid-Continent Underwriters, Inc. (Texas)
IAO, Inc. (Alabama)
PRA Group Holdings, Inc. (Delaware)
PRA Services Corporation (Michigan)
American Insurance Management Corporation (Indiana)
American Medical Insurance Exchange (Indiana)
Independent Nevada Doctors Insurance Company (Nevada)
Index Managers, Inc. (Nevada)
ProAssurance Group Services Corporation (Alabama)
American Physicians Service Group, Inc. (Texas)
American Physicians Insurance Agency, Inc. (Texas)
APS Investment Services, Inc. (Delaware)
APS Financial Corporation (Colorado)
APS Capital Corporation (Delaware)